Exhibit 1.1

MITEL NETWORKS CORPORATION

(incorporated under the Canada Business Corporations Act)

— Common Shares

PURCHASE AGREEMENT

Dated: —, 2010

MITEL NETWORKS CORPORATION

(incorporated under the Canada Business Corporations Act)

— Common Shares

PURCHASE AGREEMENT

—, 2010

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities Inc.

UBS Securities LLC

Piper Jaffray & Co.

Genuity Capital Markets

JMP Securities LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J.P. Morgan Securities Inc. and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of the Company (“Common Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of — additional Common Shares to cover overallotments, if any. The aforesaid — Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the — Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States, and each of the provinces and territories of Canada (the “Qualifying Jurisdictions”), either directly or through their respective U.S. or Canadian broker-dealer affiliates, as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Shareholders and the Underwriters agree that up to • Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-163930), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used in the United States prior to the effectiveness of the Registration Statement, and each prospectus used in the United States that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “U.S. Preliminary Prospectus.” The final U.S. prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “U.S. Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company has also prepared and filed with the Ontario Securities Commission (the “Principal Regulator”) and with the securities regulatory authorities in each of the other Qualifying Jurisdictions (together with the Principal Regulator, the “Qualifying Authorities”) one or more preliminary PREP prospectuses relating to the Securities (in the English and French languages, as applicable, each a “Preliminary PREP Prospectus”) pursuant to the passport system procedures provided for under Mulitlateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”) and National Instrument 44-103 – Post-Receipt Pricing (collectively with the Passport System, the “PREP Procedures”). The Principal Regulator has issued a preliminary Passport System decision document for each Preliminary PREP Prospectus.

In addition, the Company (A) has prepared and filed with the Qualifying Authorities a final PREP prospectus relating to the Securities (in the English and French languages, as applicable, the “Final PREP Prospectus”) which omits the PREP Information (as hereinafter defined) in accordance with the PREP Procedures, and (B) will, promptly after the execution and delivery of this Agreement, prepare and file with the Qualifying Authorities, in accordance with the PREP Procedures, a supplemented PREP prospectus setting forth the PREP Information (in the English and French languages, as applicable, the “Supplemented PREP Prospectus”). The Principal Regulator has issued a final decision document for the Final PREP Prospectus in accordance with the Passport System. The information included in the Supplemented PREP Prospectus that is omitted from the Final PREP Prospectus and which is deemed under the PREP Procedures to be incorporated by reference in the Final PREP Prospectus as of the date of the Supplemented PREP Prospectus is referred to herein as the “PREP Information”.

Each Preliminary PREP Prospectus is herein called a “Canadian Preliminary Prospectus”. The Final PREP Prospectus for which a final Passport System decision document has been received from the Principal Regulator on behalf of itself and the other Qualifying Authorities, including the PREP Information incorporated by reference therein, is herein referred to as the “Canadian Prospectus”, except that, if, after the execution of this Agreement, a Supplemented PREP Prospectus containing the PREP Information is filed with the Qualifying Authorities, the term “Canadian Prospectus” shall refer to such Supplemented PREP Prospectus. As used herein, “Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable policy statements, blanket orders and rulings of the Qualifying Authorities. For purposes of this Agreement, all references to any Canadian Preliminary Prospectus, the Canadian Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement on Form 8-A (File No. —) to register, under Section 12(b) of the Exchange Act, the Common Shares (the “Form 8-A”).

As used herein, “Preliminary Prospectuses” shall mean, collectively, the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus, and “Prospectuses” shall mean, collectively, the U.S. Prospectus and the Canadian Prospectus. In addition, as used in this Agreement:

“Applicable Time” means —, New York City time, on —, 2010 or such other time as agreed by the Company and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time and the information included on Schedule C hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by its being specified in Schedule D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time (as defined below) and as of any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement, U.S. Preliminary Prospectus and U.S. Prospectus. The Company meets the general eligibility requirements for use of Form F-1 under the 1933 Act. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any U.S. Preliminary Prospectus or the U.S. Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Form 8-A has become effective under the Exchange Act. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each U.S. Preliminary Prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), at the time it was filed, complied, and the U.S. Prospectus, as of its date, will comply, in all material respects with the 1933 Act and the 1933 Act Regulations. Each U.S. Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the U.S. Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Canadian Preliminary Prospectus and Canadian Prospectus. The Company is eligible to use the PREP Procedures. A Passport System decision document has been obtained from the Principal Regulator on behalf of itself and the other Qualifying Authorities in respect of the Final PREP Prospectus and no order suspending the distribution of the Securities has been issued by any of the Qualifying Authorities and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

Each Canadian Preliminary Prospectus, at the time it was filed with the Qualifying Authorities, complied, and the Canadian Prospectus, as of its date, will comply, in all material respects with Canadian Securities Laws. Each Canadian Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Canadian Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Qualifying Authorities pursuant to SEDAR.

(iii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package, (B) any prospectus wrapper prepared in connection with the Reserved Securities, when considered together with the General Disclosure Package, nor (C) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither (A) the U.S. Prospectus, (B) any prospectus wrapper prepared in connection with the Reserved Securities, when considered together with the U.S. Prospectus, nor (C) any amendment or supplement to any of the foregoing, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither (A) the Canadian Prospectus, (B) any prospectus wrapper prepared in connection with the Reserved Securities, when considered together with the Canadian Prospectus, nor any amendment or supplement to any of the foregoing, as of its respective date, at the time of any filing with the Principal Regulator, at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (A) the Canadian Prospectus, (B) any prospectus wrapper prepared in connection with the Reserved Securities, when considered together with the Canadian Prospectus, and (C) any amendment or supplement to any of the foregoing, as of its respective date, at the time of any filing with the Principal Regulator, at the Closing Date or at any Date of Delivery, (x) was, is and will be true and correct in all material respects, (y) contained, contains and will contain no misrepresentation (as defined under Canadian Securities Laws), and (z) constituted, constitutes and will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectuses (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the information in the Preliminary Prospectuses and the Prospectuses in the first paragraph under the heading “Underwriting—Commissions and Discounts,” (ii) the information in the Preliminary Prospectuses and the Prospectuses in the second, third, fourth and fifth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids”, (iii) the information in the Preliminary Prospectuses and the Prospectuses under the heading “Underwriting—Electronic Offer, Sale and Distribution of Common Shares,” and (iv) the information in the Preliminary Prospectuses and the Prospectuses in the fourth paragraph under the heading “Underwriting—Listing” (collectively, the “Underwriter Information”).

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the U.S. Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. Deloitte & Touche LLP, who certified the Company’s financial statements and supporting schedules included in the Registration Statement and the Prospectuses, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board, and are independent with respect to the Company within the meaning of the Rules of Professional Conduct of Ontario and Canadian Securities Laws. Ernst & Young LLP, who certified the financial statements and supporting schedules of Inter-Tel (Delaware), Incorporated included in the Registration Statement and the Prospectuses, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board, and are independent with respect to the Company within the meaning of the Rules of Professional Conduct of Ontario and Canadian Securities Laws.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectuses under the 1933 Act, the 1933 Act Regulations or Canadian Securities Laws. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectuses regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, Item 10 of Regulation S-K of the 1933 Act and Canadian Securities Laws, to the extent applicable.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectuses, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, operations, assets, liabilities, share capital, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Canada and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectuses, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Schedule F hereto sets forth a complete and accurate list of each “significant subsidiary” of the Company (as defined in Rule 1-02 of Regulation S-X).

(xi) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the General Disclosure Package and the Prospectuses in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectuses). The outstanding shares in the capital of the Company, including any Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares in the capital of the Company, including any Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the General Disclosure Package and the Prospectuses, the Company does not have any options or warrants to purchase, or any other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the General Disclosure Package and the Prospectuses, accurately and fairly presents the information required to be disclosed with respect to such plans, options and rights. Except as disclosed in the General Disclosure Package and the Final Prospectuses, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholders of the Company with respect to the Company or the voting or disposition of the Company’s share capital.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectuses and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Canadian Prospectus or otherwise registered for sale by the Company under the 1933 Act or Canadian Securities Laws, other than those rights that have been disclosed in the General Disclosure Package and the Prospectuses and have been waived.

(xv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Prospectuses (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (I) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (II) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except in the case of clause (II) for such violations that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectuses, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the General Disclosure Package and the Prospectuses, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Other Reports and Information; Accuracy of Exhibits. There are no reports or information that, in accordance with the requirements of the Principal Regulator or the other Qualifying Authorities or Canadian Securities Laws, must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Principal Regulator or the other Qualifying Authorities that remain confidential as of the date hereof; there are no documents required to be filed with the Principal Regulator or the other Qualifying Authorities in connection with the filing of any Canadian Preliminary Prospectus or the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described in the Registration Statement, the General Disclosure Package or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA or as may be required under Canadian Securities Laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and it subsidiaries and good title to all other properties owned by them that are material to the business of the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectuses or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; except as would not reasonably be expected to result in a Material Adverse Effect, all of the leases and subleases under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectuses are in full force and effect, and neither the Company nor any such subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii) Possession of Intellectual Property. The Company and its subsidiaries own, possess, license or can acquire on reasonable terms adequate patents, patent rights, licenses, rights to, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess or acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiii) Environmental Laws. Except as described in the General Disclosure Package and the Prospectuses or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, municipal, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are, to the knowledge of the Company, no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectuses, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi) Payment of Taxes. All United States, UK and Canadian federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States, UK and Canadian federal income tax returns of the Company through, in each case, the most recent fiscal year end for which such tax returns are due to be filed have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, provincial, municipal, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the General Disclosure Package and the Prospectuses under the caption “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations for U.S. Holders,” insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Securities or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matter set forth therein.

(xxvii) Taxes. There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal laws or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the issuance, sale and delivery to the Underwriters of the Securities or the authorization, execution, delivery and performance of this Agreement or the resale of Securities by an Underwriter.

(xxviii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectuses will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxi) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its subsidiaries does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of (I) any activity in any country currently subject to any U.S. sanctions administered by OFAC or (II) any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, each Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was filed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions. The Company has not offered, or caused the Representatives to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(xxxv) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Non-Arm’s Length Transactions. To the knowledge of the Company, except as disclosed in the General Disclosure Package and the Prospectuses, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed by the 1933 Act, the 1933 Act Regulations or Canadian Securities Laws.

(xxxvii) No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxxviii) Statistical and Market-Related Data. Any statistical, industry and market-related data included in the General Disclosure Package or the Prospectuses is based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix) French Language Documents. The French language version of each Canadian Preliminary Prospectus and the Canadian Prospectus, including the financial statements and other financial data contained therein, is in all material respects a complete and proper translation of the English language versions thereof.

(b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectuses or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Canadian Prospectus or any amendment or supplement thereto is true and correct in all material respects, contains no misrepresentation (as defined under Canadian Securities Laws) and constitutes full, true and plain disclosure of all material facts relating to the Company and the Securities; provided that, such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectuses or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”); such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectuses.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Noncontravention. The execution and delivery by such Selling Shareholder of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject (except as would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of such Selling Shareholder to execute and deliver this Agreement or to perform its obligations hereunder), nor will such action result in any violation of (I) the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (II) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties (except in the case of clause (II) for such violations that would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the ability of such Selling Shareholder to execute and deliver this Agreement or to perform its obligations hereunder).

(v) Valid Title. Such Selling Shareholder has, and at each Date of Delivery will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vi) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (“UCC”).

(vii) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement and delivery of such Securities to the Underwriters pursuant to this Agreement (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement.

(viii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market

LLC, state securities laws or the rules of FINRA or as may be required under Canadian Securities Laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(x) No Registration or Other Similar Rights. Except for those rights that have previously been waived, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or Canadian Securities Laws or included in the offering contemplated by this Agreement.

(xi) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xii) No Association with FINRA. Except as previously disclosed to the Representatives, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter, severally and not jointly, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule B opposite the name of the Company, and (ii) each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional • Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Osler, Hoskin & Harcourt LLP in Toronto, Ontario, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:30 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Selling Shareholders, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company and the Selling Shareholders. The Company and, with respect to paragraph (m) below only, each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Requests from the Commission and the Qualifying Authorities. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and the PREP Procedures, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission or the Qualifying Authorities, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, (iv) of any request by the Qualifying Authorities for any amendment or supplement to the Canadian Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment, (vi) of the issuance by the Commission or any Qualifying Authority, as applicable, of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (vii) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will effect all filings required by the PREP Procedures, including the Supplemented PREP Prospectus, in the manner and within the time period required by the PREP Procedures, and will take such other steps as it deems necessary to ascertain promptly whether the Canadian Prospectus was received for filing by the Qualifying Authorities and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order or cease trade order, prevention or suspension and, upon the occurrence of any such stop order or cease trade order, prevention or suspension, to obtain the lifting of such stop order or cease trade order or relief from such prevention or suspension at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations and Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectuses. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act or Canadian Securities Laws to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Company or the Selling Shareholders, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectuses in order that the General Disclosure Package or the Prospectuses, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, (iii) amend the Canadian Prospectus in order that the Canadian Prospectus will be true and correct in all material respects, will contain no misrepresentation (as that term is defined under Canadian Securities Laws) and will include full, true and plain disclosure of all material facts relating to the Company and the Securities, or (iv) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectuses, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations or Canadian Securities Laws, as applicable, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectuses comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission and the Qualifying Authorities, as applicable, any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act, the 1934 Act Regulations or Canadian Securities Laws within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Certain Documents. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the Form 8-A, each Canadian Preliminary Prospectus and the Canadian Prospectus, in each case as originally filed and each amendment thereto (including exhibits filed therewith), and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement, the Form 8-A, each Canadian Preliminary Prospectus and the Canadian Prospectus, in each case as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the Form 8-A, each Canadian Preliminary Prospectus and the Canadian Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or the Qualifying Authorities pursuant to SEDAR, as the case may be.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many commercial copies of each U.S. Preliminary Prospectus and each Canadian Preliminary Prospectus (in the English and French languages, as applicable) as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and Canadian Securities Laws. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act or Canadian Securities Laws, such number of commercial copies of the Prospectuses (as amended or supplemented and in the English and French languages, as applicable) as such Underwriter may reasonably request. Each U.S. Preliminary Prospectus and the U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The English and French versions of each Canadian Preliminary Prospectus and the Canadian Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Qualifying Authorities pursuant to SEDAR.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectuses under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Shares (including the Securities) on the Nasdaq Global Market.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch and J.P. Morgan Securities Inc., (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act or any prospectus under Canadian Securities Laws with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectuses, or (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectuses. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act or Canadian Securities Laws, will file all documents required to be filed with (A) the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations and (B) the Qualifying Authorities in accordance with Canadian Securities Laws. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Translation Opinions. The Company shall cause Osler, Hoskin & Harcourt LLP to deliver to the Underwriters customary opinions, dated the date of the filing of the French language versions of each Canadian Preliminary Prospectus and the Canadian Prospectus, to the effect that the French language version of each such prospectus is in all material respects a complete and proper translation of the English language versions thereof (other than the financial statements and other financial data contained therein).

(l) Translation Opinions — Financial Statements. The Company shall cause Deloitte & Touche LLP to deliver to the Underwriters customary opinions, dated the date of the filing of the French language versions of each Canadian Preliminary Prospectus and the Canadian Prospectus, to the effect that the financial statements and other financial data contained in the French language version of each such prospectus is in all material respects a complete and proper translation of the English language versions thereof.

(m) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder agrees, severally and not jointly, that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule D hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and each Selling Shareholder represents, severally and not jointly, that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Selling Shareholders and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the Form 8-A, each Preliminary Prospectus and each Prospectus, in each case as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s U.S. and Canadian counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and each Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, and (x) all reasonable and documented costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees. Except as otherwise set forth herein, the Underwriters shall be responsible for all other expenses incurred by them, including the fees and expenses of their counsel.

(b) Expenses of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to pay or cause to be paid all expenses incident to the performance of its respective obligations under, and the consummation by such Selling Shareholder of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities by such Selling Shareholder to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of U.S. and Canadian counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any U.S. Preliminary Prospectus or the U.S. Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Canadian Filings. A receipt has been obtained from the Principal Regulator on behalf of itself and the other Qualifying Authorities in respect of the Final PREP Prospectus; the Company will have otherwise complied with the PREP Procedures, including filing the Supplemented PREP Prospectus with the Qualifying Authorities; no order suspending the distribution of the Securities has been issued by any of the Qualifying Authorities and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Qualifying Authorities for additional information.

(c) Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, subject to customary assumptions and qualifications, dated the Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(d) Opinion of Canadian Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, subject to customary assumptions and qualifications, dated the Closing Time, of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

(e) Opinion of General Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Gregory Hiscock, General Counsel and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect that each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect, and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries.

(f) Opinion of U.S. Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(g) Opinion of Canadian Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Torys LLP, Canadian counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or any Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(j) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representative(s) shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectuses. At the time of the execution of this Agreement, the Representative(s) shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Inter-Tel (Delaware), Incorporated and certain financial information of Inter-Tel (Delaware), Incorporated contained in the Registration Statement, the General Disclosure Package and the Prospectuses.

(k) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished by Deloitte & Touche LLP pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished by Ernst & Young LLP pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(m) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(n) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule E hereto (each, a “Lock-Up Agreement”). Notwithstanding anything to the contrary contained in any Lock-Up Agreement, UBS Securities LLC hereby appoints each of Merrill Lynch and J.P. Morgan Securities Inc. as its true and lawful attorney-in-fact and agent, each acting alone, in its name, place and stead, in any and all capacities in connection with any matter relating to the Lock-Up Agreements, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any matter relating to the Lock-Up Agreements, as fully to all intents and purposes as UBS Securities LLC might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, may lawfully do or cause to be done by virtue thereof.

(o) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) Agent for Service of Process. Prior to the Closing Time, the Company shall have furnished to the Representatives satisfactory evidence of its due and valid authorization of Corporation Service Company as its agent to receive service of process in the United States pursuant to Section 17 hereof, and satisfactory evidence of Corporation Service Company accepting its appointment as such agent.

(q) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, in their respective capacities as such officers only, confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(j) remains true and correct as of such Date of Delivery.

(iii) Opinion of U.S. Counsel for Company. If requested by the Representatives, the favorable opinion of Shearman & Sterling LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Canadian Counsel for Company. If requested by the Representatives, the favorable opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of General Counsel for the Company. If requested by the Representatives, the favorable opinion of Gregory Hiscock, General Counsel and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of Counsel for the Selling Shareholders. If requested by the Representatives, the favorable opinions of counsel for each of the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

(vii) Opinion of U.S. Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii) Opinion of Canadian Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Torys LLP, Canadian counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(ix) Bring-down Comfort Letters. If requested by the Representatives, a letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters, acting reasonably.

(s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact or any misrepresentation or alleged misrepresentation (as that term is defined under Canadian Securities Laws) included in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of U.S. and Canadian counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Preliminary Prospectus, the General Disclosure Package or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section

20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information furnished in writing by or on behalf of such Selling Shareholder; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder (with respect to such Selling Shareholder, the “Selling Shareholder Amount”).

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, any Preliminary Prospectus or any Prospectus and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, its Affiliates and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Preliminary Prospectus, the General Disclosure Package or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and is entitled to such reimbursement pursuant to the terms of this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent (subject to the limitations contained herein) if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 8:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the U.S. Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Selling Shareholder shall be required to contribute in the aggregate under this Agreement any amount in excess of the Selling Shareholder Amount received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, any Canadian Preliminary Prospectus or the Canadian Prospectus, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule B hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Canada or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, Canadian or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, any Qualifying Authority or other securities commission or regulatory authority in Canada or the Nasdaq Global Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, any Qualifying Authority or other securities commission or regulatory authority in Canada, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Canada or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either United States federal, New York state or Canadian authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. The foregoing sentence shall survive any termination of this Agreement.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectuses or in any other documents or arrangements. As used throughout this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by written notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectuses or in any other documents or arrangements.

(b) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal, (ii) J.P. Morgan Securities Inc. at 383 Madison Avenue, New York, NY 10179, Attention: Equities Syndicate Desk (Fax: 212-622-8358), and (iii) UBS Securities LLC at 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department (Fax: 212-713-3460), with a copy for information purposes to UBS Securities LLC, 677 Washington Blvd., Stamford, CT, 06901, Attention: Legal and Compliance Department (Fax: 203-719-0680); notices to the Company shall be directed to it at 350 Legget Drive, Kanata, Ontario, Canada K2K 2W6, attention Chief Financial Officer (facsimile: (613)-592-7807), with a copy to General Counsel (facsimile: (613) 592-7802); and notices to the Selling Shareholders shall be directed to the Selling Shareholders at their respective addresses set forth on Schedule B.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder, severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Any affiliate of any Underwriter which is duly qualified and authorized to sell the Securities in Canada pursuant to the Canadian Prospectus and offers and sells the Securities in the Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties of the Company contained in Section 1(a), the representations and warranties of the Selling Shareholders contained in Section 1(b), the covenants of the Company and the Selling Shareholders contained in Section 3, the indemnification and contribution obligations of the Company and the Selling Shareholders contained in Sections 6 and 7, and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

SECTION 15. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES), EACH OF THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED

BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Corporation Service Company as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company and the Selling Shareholders, severally and not jointly, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter; provided, however, that any liability of any Selling Shareholder under this Agreement shall be limited, in the aggregate, to the Selling Shareholder Amount received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, severally and not jointly, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

MITEL NETWORKS CORPORATION

By
Title:

WESLEY CLOVER CORPORATION

By
Title:

EDGESTONE CAPITAL EQUITY FUND II NOMINEE, INC.

By
Title:

POWER CORPORATION OF CANADA

By
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By:	J.P. MORGAN SECURITIES INC.

By
Authorized Signatory

By:	UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

By:	PIPER JAFFRAY & CO.

By
Authorized Signatory

By:	GENUITY CAPITAL MARKETS

By
Authorized Signatory

By:	JMP SECURITIES LLC

By
Authorized Signatory

SCHEDULE A

1. The initial public offering price per share for the Securities shall be US$—.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be US$—, being an amount equal to the initial public offering price set forth above less US$— per share, representing the underwriting commission as set forth in paragraph 3 below; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

3. The underwriting commission per share payable for the Securities to be paid by the Company shall be US$—.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
UBS Securities LLC
Piper Jaffray & Co.
Genuity Capital Markets
JMP Securities LLC

Total

Sch A-1

SCHEDULE B

	Address for purposes of Section 12 of this Agreement	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold

Mitel Networks Corporation

Wesley Clover Corporation

EdgeStone Capital Equity Fund II Nominee, Inc.

Power Corporation of Canada

Total

Sch B - 1

SCHEDULE C

Pricing Terms

1. The Company is selling — Common Shares.

2. The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional — Common Shares.

3. The initial public offering price per share for the Securities shall be US$—.

Sch C - 1

SCHEDULE D

Free Writing Prospectuses

Sch D - 1

SCHEDULE E

List of Persons and Entities Subject to Lock-up

Sch E - 1

SCHEDULE F

Significant Subsidiaries

Mitel Networks Holdings Limited

Mitel Networks Limited

Mitel (Delaware), Inc.

Mitel Networks, Inc.

Mitel U.S. Holdings, Inc.

Mitel Leasing, Inc.

Mitel Technologies, Inc.

Mitel Netsolutions, Inc.

Mitel Networks International Limited

Mitel Networks Overseas Limited

Sch F - 1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

B-1

Exhibit C

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(f)

C-1

Exhibit D

FORM OF LOCK-UP AGREEMENT

D-1